SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 28, 2017, Walgreens Boots Alliance, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Rite Aid Corporation, a Delaware corporation (“Rite Aid”), and Walgreen Co., an Illinois corporation and a wholly owned direct subsidiary of the Company (“Walgreen Co.”), pursuant to which Walgreen Co. agreed to purchase 2,186 stores, certain distribution centers, certain inventory and other specified assets from Rite Aid and its affiliates (collectively, the “Purchased Assets”) and to assume certain related liabilities for a cash purchase price of $5.175 billion, subject to adjustment in certain circumstances (the “Transaction”).

The closing of the Transaction is subject to various closing conditions, including but not limited to (i) the waiting period (and any extension thereof) applicable to the transactions contemplated by the Asset Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been earlier terminated, (ii) the absence of any law or order prohibiting the Transaction, (iii) the absence of a material adverse effect (as defined in the Asset Purchase Agreement) on the stores and distribution centers being acquired in the Transaction or on the ability of Rite Aid to complete the transactions contemplated by the Asset Purchase Agreement; (iv) the completion of a duplicate copy of Rite Aid’s prescription dispensing system; (v) the receipt of certain third party consents; and (vi) Rite Aid and Walgreen Co. shall have entered into a transition services agreement pursuant to which Rite Aid and its affiliates will provide certain transitional services to Walgreen Co. for up to three years following the closing of the Transaction, a transitional trademark license agreement and a supply agreement, in each case as provided in the Asset Purchase Agreement. In accordance with the Asset Purchase Agreement, Rite Aid has the option, exercisable through May 2019 and subject to certain conditions, to become a member of the Company’s group purchasing organization, Walgreens Boots Alliance Development GmbH.

The parties to the Asset Purchase Agreement have each made customary representations and warranties. Rite Aid has agreed to various covenants and agreements, including, among others, (i) Rite Aid’s agreement to conduct its business at the stores and distribution centers to be acquired by Walgreen Co. in all material respects in the ordinary course consistent with past practice during the period between the execution of the Asset Purchase Agreement and the last subsequent closing date (as defined in the Asset Purchase Agreement), (ii) Rite Aid’s agreement to not solicit certain alternative transaction proposals relating to the sale of the Purchased Assets or any material portion thereof or engage in discussions or negotiations with respect thereto, subject to certain exceptions, and (iii) Rite Aid’s agreement to, for sixty (60) days from the date of the Asset Purchase Agreement, not solicit proposals for an acquisition of all or substantially all of the assets of Rite Aid or a majority of the voting securities of Rite Aid, or engage in discussions or negotiations with respect thereto, subject to certain exceptions. The Company and Rite Aid have agreed to various other covenants and agreements, including, among other things, an agreement to take certain actions that may be necessary in order to obtain any necessary third party consents and governmental approvals, including antitrust approval, subject to certain exceptions.

The Asset Purchase Agreement contains specified termination rights for the Company and Rite Aid, including among others (i) a mutual termination right in the event any court of competent jurisdiction or other governmental entity shall have issued a final and nonappealable legal restraint that prevents, makes illegal, prohibits, restrains or enjoins the completion of the Transaction, (ii) a mutual termination right in specified circumstances in the event that the closing does not occur by December 28, 2017, subject to extension under certain circumstances, and (iii) a termination right for the Company in the event Rite Aid enters into, or notifies the Company that it intends to enter into, an agreement relating to the acquisition of all or substantially all of the assets of Rite Aid or a majority of the voting securities of Rite Aid. In the event the Asset Purchase Agreement is terminated in certain circumstances involving a failure to obtain required regulatory approvals, the Company will be required to reimburse Rite Aid for certain expenses incurred by Rite Aid in an amount up to $25 million.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. It is not intended to provide any factual information about the Company, Walgreen Co., Rite Aid or their respective subsidiaries and affiliates. The Asset Purchase Agreement contains representations and warranties by each of the parties to the Asset Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Asset Purchase Agreement were made solely for the benefit of the parties to the Asset Purchase Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; may have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Walgreen Co., Rite Aid or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The information set forth in Item 1.02 of this Form 8-K is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of Agreement and Plan of Merger with Rite Aid

As previously disclosed, on October 27, 2015, the Company entered into an Agreement and Plan of Merger (as amended by Amendment No. 1, dated as of January 29, 2017, the “Merger Agreement”) with Rite Aid and Victoria Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company (“Victoria Merger Sub”), providing for the merger of Victoria Merger Sub with and into Rite Aid, with Rite Aid surviving the merger as a wholly-owned direct subsidiary of the Company.

In connection with the Company’s entering into the Asset Purchase Agreement, on June 28, 2017, the Company, Victoria Merger Sub and Rite Aid entered into a Termination Agreement (the “Merger Termination Agreement”), pursuant to which the parties agreed to terminate the Merger Agreement, effective immediately as of the time of the execution of the Asset Purchase Agreement. Under the Merger Termination Agreement, the Company agreed to pay Rite Aid the Parent Termination Fee (as defined in the Merger Agreement) of $325 million on or before June 30, 2017. The Company and Rite Aid also agreed to release each other from certain claims and liabilities arising out of or related to the Merger Agreement or the transactions contemplated therein or thereby.

The foregoing descriptions of the Merger Agreement and the Merger Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 29, 2015, Amendment No. 1 to the Merger Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 31, 2017, and the Merger Termination Agreement, which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement, dated as of June 28, 2017, by and among Walgreens Boots Alliance, Inc., Walgreen Co. and Rite Aid Corporation*

10.2	Termination Agreement, dated as of June 28, 2017, by and among Walgreens Boots Alliance, Inc., Rite Aid Corporation and Victoria Merger Sub, Inc.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Walgreens Boots Alliance, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical statements, which include, without limitation, those regarding the pending asset purchase agreement between the Company, Walgreen Co. and Rite Aid and the transactions contemplated thereby and the termination of the merger agreement with Rite Aid and the transactions contemplated thereby (including the termination of the divestiture agreement to sell certain Rite Aid assets and stores to Fred’s, Inc.) and the possible effects thereof, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected timing of the closing of the transactions contemplated by the asset purchase agreement between the Company, Walgreen Co. and Rite Aid and the transactions contemplated thereby, the ability of the parties to complete the transactions considering the various closing conditions, and the outcome of legal and regulatory matters. Words such as “expect,” “pending,” “potential”, “likely,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. Such risks include, but are not limited to, risks related to the proposed transactions and acquisitions generally, including the risk that the transactions may not close due to one or more closing conditions to the transactions not being satisfied or waived, such as certain regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transactions or required certain conditions, limitations or restrictions in connection with such approvals, risk that the business of the Company or the Rite Aid stores proposed to be sold to the Company may suffer as a result of uncertainty surrounding the transactions, risks related to the ability to realize the anticipated benefits of the proposed transactions, the outcome of legal and regulatory matters, including with respect to the outcome of discussions with the U.S. Federal Trade Commission and otherwise in connection with the pending acquisition of certain Rite Aid assets by the Company, the risk of unexpected costs, liabilities or delays, changes in management’s assumptions, the risks associated with the integration of complex businesses, and risks associated with changes in laws, regulations or interpretations thereof. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017, each of which is incorporated herein by reference, and in other documents that the Company files or furnishes with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: July 3, 2017	By:	/s/ Collin G. Smyser

	Title:	Vice President, Corporate Secretary